Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-190453) on Form S-3 of Regional Management Corp. and subsidiaries of our report dated March 18, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Regional Management Corp. and Subsidiaries for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Raleigh, North Carolina

August 14, 2013